CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Trust IV of our reports dated August 24, 2021, relating to the financial statements and financial highlights for the funds constituting JPMorgan Trust IV listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended June 30, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 21, 2021

Appendix A

JPMorgan SmartSpendingSM 2015 Fund

JPMorgan Equity Premium Income Fund

JPMorgan SmartSpendingSM 2020 Fund

JPMorgan Hedged Equity 2 Fund: For the period February 26, 2021 (commencement of operations) through June 30, 2021

JPMorgan Hedged Equity 3 Fund: For the period February 26, 2021 (commencement of operations) through June 30, 2021

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